SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 30, 2004

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan	001-15141	38-0837640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

855 East Main Avenue
Zeeland, Michigan	49464
(Address of principal executive office)	(Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.         Other Events

A Form 4 Statement of Changes in Beneficial Ownership was filed today with the Securities and Exchange Commission by Michael A.Volkema, Chairman and CEO of Herman Miller, Inc. The filing reported Mr. Volkema's sale of 386,214 shares of Herman Miller stock at $27.92 per share on June 29, 2004. The sale of shares occurred in a private party transaction between Herman Miller and Mr. Volkema, as part of the company's previously announced share repurchase program. In addition, on the same day, he exercised 36,778 Herman Miller stock options and sold the related shares in the open market. Mr. Volkema's actions were the result of an estate plan diversification. Following the sale, Mr. Volkema continues to own 336,026 shares of the company's stock. In addition, after the exercise of these stock options, he has over 912,000 options remaining. After the transaction, the company has a remaining balance of $77.4 million available to repurchase shares under the Board authorized plan.

This announcement follows last week's release that the Herman Miller Board of Directors had moved to separate the roles of Chairman and Chief Executive Officer. Effective July 26, 2004, Brian Walker, President and Chief Operating Officer, will succeed Michael Volkema as CEO. Volkema will continue to serve as Chairman of the Board, with additional involvement in the Herman Miller Creative Office supporting commercialization of new innovations.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 30, 2004	HERMAN MILLER, INC. (Registrant) By: /s/ Joseph M. Nowicki —————————————————— Joseph M. Nowicki Its: Treasurer and Vice President of Investor Relations

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